UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 12, 2004

Date of Report (Date of earliest event reported)

WATER PIK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-15297	25-1843384
(Commission File Number)	(IRS Employer Identification No.)

23 Corporate Plaza, Suite 246

Newport Beach, CA  92660

(Address of principal executive offices, including zip code)

(949) 719-3700
(Registrant’s telephone number, including area code)

Item 5.  Other Events.

Effective on the dates set forth below, three executive officers of Water Pik Technologies, Inc. (the “Company”) entered into stock trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Rule 10b5-1 Plans”), with the Company.  The shares of Common Stock of the Company to be disposed of by the executive officers under the Rule 10b5-1 plans were originally purchased through loans from the Company pursuant to the terms of the Stock Acquisition and Retention Program (“SARP”) under the Company’s Employee Stock Purchase Plan.  The Rule 10b5-1 plans provide for tendering outstanding SARP-purchased shares to the Company in the future to repay loans and satisfy tax obligations that may be due upon removal of restrictions on SARP restricted stock.  The tender of shares to the Company to satisfy these obligations is permitted under the terms of the SARP.  No shares will be sold in the open market under the terms of these Rule 10b5-1 Plans.  The Company will administer the Rule 10b5-1 plans.

The following executive officers adopted the above-referenced Rule 10b5-1 Plans:

Name of Company Executive Officer	Effective Date of Rule 10b5-1 Plan

Theresa Hope-Reese	February 13, 2004
Robert A. Shortt	February 13, 2004
Victor C. Streufert	February 12, 2004

Item 7. Financial Statements and Exhibits.

(c)           Exhibits

The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

10.1                           Form of Rule 10b5-1 Plan entered into by the Company and each of Theresa Hope-Reese, Robert A. Shortt and Victor C. Streufert.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATER PIK TECHNOLOGIES, INC.

Date:	February 17, 2004	By:	/s/ RICHARD D. TIPTON
Richard D. Tipton,
Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Form of Rule 10b5-1 Plan entered into by the Company and each of Theresa Hope-Reese, Robert A. Shortt and Victor C. Streufert.